UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012

PACIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35060	51-0619477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Sylvan Way, Suite 100, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 254-3560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Services Agreement

On November 29, 2012, the Compensation Committee of the Board of Directors of Pacira Pharmaceuticals, Inc. (the “Company”) and the Audit Committee of the Board of Directors of the Company approved,  and the Company entered into, Amendment #2 to the Services Agreement with MPM Asset Management LLC (“MPM”) and Gary Patou (the “Amended Services Agreement”), which amends the prior Services Agreement between the Company, MPM and Dr. Patou.

Prior to amending the existing Services Agreement, the business time Dr. Patou and MPM were to spend consulting for the Company was scheduled to be reduced from 50% in 2012 to 20% in 2013 and the monthly services fee was to be reduced from $15,880.40 to $6,352.16.  Pursuant to the terms of the Amended Services Agreement, Dr. Patou and MPM will continue to devote 50% of business time to consulting for the Company, and the monthly services fee will remain $15,880.40, through December 31, 2013. After December 31, 2013, Dr. Patou and MPM will continue to provide services to the Company as set forth in the existing Services Agreement.

The foregoing description is qualified in its entirety by reference to the Amended Services Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Amendment #2 to Services Agreement, dated November 29, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2012	PACIRA PHARMACEUTICALS, INC.

	By:	/s/ James Scibetta
James Scibetta
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment #2 to Services Agreement, dated November 29, 2012

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